Exhibit 1

Joint Filing Agreement

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated: July 25, 2007	PARDUS DPH HOLDING LLC

	By:	Pardus Capital Management L.P., its Manager

	By:	/s/ Karim Samii
	Name:	Karim Samii
	Title:	President/CIO

Dated: July 25, 2007	PARDUS SPECIAL OPPORTUNITIES MASTER FUND L.P.

	By:	Pardus Capital Management L.P., its Investment Manager

	By:	Pardus Capital Management LLC, its General Partner

	By:	/s/ Karim Samii
	Name:	Karim Samii
	Title:	Sole Member

Dated: July 25, 2007	PARDUS CAPITAL MANAGEMENT L.P.

	By:	Pardus Capital Management LLC, its General Partner

	By:	/s/ Karim Samii
	Name:	Karim Samii
	Title:	Sole Member

Dated: July 25, 2007	PARDUS CAPITAL MANAGEMENT LLC

	By:	/s/ Karim Samii
	Name:	Karim Samii
	Title:	Sole Member

Dated: July 25, 2007		/s/ Karim Samii
Karim Samii